Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Expects $7 Million Net Income and
$12 Million Pro Forma EBITDA Impact from Hurricane Irma

Jacksonville, Fla., September 19, 2017 - Rayonier Advanced Materials Inc. (NYSE:RYAM) announced today that operations at its Fernandina Beach, Fla. and Jesup, Ga. facilities are back running at full capacity after an orderly shutdown of operations due to Hurricane Irma. Due to the production interruption and the costs to restart operations, the Company expects a $6 million impact to Net Income and a $9 million impact to Pro Forma EBITDA.  Additionally, the Company expects a $1 million impact to Net Income and a $3 million impact to Pro Forma EBITDA from reduced sales volumes as a result of shipment delays. As a result, the Company now forecasts full year Net Income of approximately $31 million and Pro Forma EBITDA at or slightly below the bottom end of our original $190 to $200 million guidance.

About Rayonier Advanced Materials
Rayonier Advanced Materials is a leading global supplier of high purity cellulose, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The company engineers dozens of customized products at its plants in Florida and Georgia, delivering unique properties, unparalleled consistency and exceptional quality. Rayonier Advanced Materials’ facilities can produce approximately 485,000 tons of high purity cellulose and 245,000 tons of commodity products. With approximately 1,200 employees and revenues of US$870 million Rayonier Advanced Materials is routinely ranked among the nation’s top 50 exporters, shipping products to five continents, 35 countries and 80 ports around the world. More information is available at www.rayonieram.com.
Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Such risks and uncertainties include, but are not limited to: competitive pressures in the markets in which we operate, especially with respect to increases in supply and pressures on demand for our products, which impact

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

pricing; our ability to complete our announced cost and debt reduction initiatives and objectives within the planned parameters and achieve the anticipated benefits; our customer concentration, especially with our three largest customers; changes in global economic conditions, including currency; the Chinese dumping duties currently in effect for commodity viscose pulps; potential legal, regulatory and similar challenges relating to our permitted air emissions and waste water discharges from our facilities by non-governmental groups and individuals; the effect of current and future environmental laws and regulations as well as changes in circumstances on the cost and estimated future cost of required environmental expenditures; the potential impact of future tobacco-related restrictions; potential for additional pension contributions; labor relations with the unions representing our hourly employees; the effect of weather and other natural conditions; changes in transportation-related costs and availability; the failure to attract and retain key personnel; the failure to innovate to maintain our competitiveness, grow our business and protect our intellectual property; uncertainties related to the availability of additional financing to us in the future and the terms of such financing; our inability to make or effectively integrate current and future acquisitions and engage in certain other corporate transactions; any failure to realize expected benefits from our separation from Rayonier Inc.; risks related to our pending acquisition of Tembec Inc., including the failure to satisfy the conditions to completing the transaction, including obtaining regulatory approvals, our failure to obtain the anticipated benefits and synergies from the acquisition and the impact of additional debt we will incur and equity that we will issue to finance the acquisition; financial and other obligations under agreements relating to our debt; and uncertainties relating to general economic, political, and regulatory conditions.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.
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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com